As filed with the Securities and Exchange Commission on October 18, 2000.

                                            Registration Statement No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                CP&L Energy, Inc.
             (Exact name of Registrant as specified in its Charter)

                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
           (Address of principal executive office, including zip code)

              North Carolina                             56-2155481
      (State or other jurisdiction of    (I.R.S. Employer Identification Number)
         incorporation or organization)

                                CP&L Energy, Inc.
                           Stock Purchase-Savings Plan
                            (Full title of the Plan)
                             ----------------------

                              WILLIAM CAVANAUGH III
                 Chairman, President and Chief Executive Officer
                             ROBERT B. McGEHEE, Esq.
                  Executive Vice President and General Counsel
                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111

     (Names, addresses, including zip codes, and telephone numbers including area codes, of agents for service)

                                    Copy to:

                            TIMOTHY S. GOETTEL, ESQ.
                            WELTON O. SEAL, JR., ESQ.
                                Hunton & Williams
                          421 Fayetteville Street Mall
                          Raleigh, North Carolina 27601
                                 (919) 899-3094
                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    Proposed Maximum    Proposed Maximum
     Title Of Securities         Amount To Be        Offering Price         Aggregate           Amount Of
      To Be Registered            Registered           Per Share*        Offering Price*    Registration Fee*
----------------------------------------------------------------------------------------------------------------
Common Stock, no par value     10,000,000 shares        $41.34375          $413,437,500         $109,148
================================================================================================================
   * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. This amount was calculated based on the average of the high and low sales prices of the
     Common Stock on the New York Stock Exchange on October 12, 2000.
================================================================================================================

           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                CP&L ENERGY, INC.

         On June 19, 2000, through the consummation of a Share Exchange, as defined below, CP&L Energy, Inc. (formerly CP&L Holdings, Inc.), a North Carolina corporation (the "Company"), became the holding company for Carolina Power & Light Company ("CP&L"). The creation of this new holding company was effected through an Agreement and Plan of Share Exchange (the "Plan of Exchange") between CP&L and the Company. The Plan of Exchange provided for, among other things, a statutory share exchange pursuant to which all shares of common stock of CP&L would be exchanged for shares of common stock of the Company (the "Share Exchange"). The shareholders of CP&L approved the Share Exchange on October 20, 1999.

         As a result of the Share Exchange, CP&L became a direct, wholly owned subsidiary of the Company. Each share of common stock of CP&L was exchanged for one share of common stock of the Company.

         In accordance with Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), the Company, as the successor issuer to CP&L, hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Registration Statement (File No. 33-33520) filed on Form S-8 by CP&L on February 14, 1990, which refers to the Carolina Power & Light Company Stock Purchase-Savings Plan (the "Prior Registration Statement").

         The Plan shall be known henceforth as the CP&L Energy, Inc. Stock Purchase-Savings Plan. The Plan continues to cover, among others, employees of the Company and its subsidiaries; however, shares of stock issued in accordance with the Plan shall be shares of the Company's common stock rather than shares of CP&L common stock.

         This Registration Statement covers 10,000,000 additional shares of common stock, no par value, of the Company (the "Common Stock") and an indeterminate amount of participation interests issuable pursuant to the Plan. The contents of the Prior Registration Statement are incorporated by reference herein.

         Pursuant to Rule 429, the Prospectus related to shares of Common Stock registered pursuant to this Registration Statement for the Plan also relates to shares of CP&L's common stock registered pursuant to the Prior Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act are hereby incorporated by reference into this Registration Statement:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1999;

         (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (d) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

         (e)      the Company's Current Report on Form 8-K, dated June 21, 2000;

         (f)      the Company's Current Report on Form 8-K, dated September 1,
                  2000;

         (g) the Company's Current Report on Form 8-K, dated September 20, 2000; and

         (h) the description of the Company's Common Stock in the Company's Registration Statement on Form 8-A (File No. 001-15929) filed under the Securities Exchange Act of 1934 with respect to the Company's Common Stock, including all amendments and reports filed for the purpose of updating such description.

         In addition to the foregoing, all documents subsequently filed by (i) the Company or (ii) the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel.

         Certain legal matters regarding shares of Common Stock will be passed upon for the Company by William D. Johnson, Senior Vice President and Corporate Secretary of the Company. Mr. Johnson beneficially owns 27,083 shares of Common Stock.

Item 6.    Indemnification of Directors and Officers.

         Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporation Act (the "NCBCA") and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. The Company has insurance covering expenditures it might incur in connection with the lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of the Company also have insurance which insures them against certain liabilities and expenses.

         As authorized by the NCBCA, and to the fullest extent permitted by it, the Company's Articles of Incorporation provide that a director of the Company will not be liable to the Company or to any Company shareholder for monetary damages arising from the director's breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, and
(iii) any transaction from which the director derived an improper personal benefit.

         The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

         The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. The Company's Bylaws provide that any person who is or was a director or officer of the Company and any person who at the request of the Company serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as a director or officer of the Company (i) if that person's acts or omissions is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating the Company or any of its subsidiaries by reason of their being public utility companies or subsidiaries of public utility holding companies, or any amendments to the foregoing laws, or (ii) if that person's acts or omissions were not known or believed by him or her to be clearly in conflict with the best interests of the Company.

Item 8.  Exhibits.

         4.1 Amended and Restated Articles of Incorporation of the Company, as amended and restated June 15, 2000 (incorporated by reference to Exhibit 3(a)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

         4.2 Bylaws of the Company, as amend and restated June 15, 2000 (incorporated by reference to Exhibit 3(b)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2000).

         5 Opinion of William D. Johnson as to the legality of the securities being registered.

         23.1     Consent of William D. Johnson (included in Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24       Power of Attorney (included on signature page).

Item 9.    Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any Prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) to reflect in the Prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each director and/or officer of the issuer whose signature appears below hereby appoints William Cavanaugh III, Robert B. McGehee, and Timothy S. Goettel, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all amendments, including post-effective amendments, to this Registration Statement.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 18th day of October 2000.

                                CP&L ENERGY, INC.


                                /s/ William Cavanaugh III
                                ----------------------------------------
                                William Cavanaugh III
                                Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints William Cavanaugh III, Robert B. McGehee and Timothy S. Goettel, and each of them severally, as their attorney-in-fact to sign in their name and on their behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                       Signature                                         Title                    Date
                       ---------                                         -----                    ----

              /s/ William Cavanaugh III                      President and Chief Executive     October 18, 2000
              ----------------------------                 Officer and Chairman of the Board
                 William Cavanaugh III

                 /s/ Peter M. Scott                       Executive Vice President and Chief   October 18, 2000
              ----------------------------                 Financial Officer (and principal
                     Peter M. Scott                               accounting officer)


              /s/   Edwin B. Borden                                    Director                October 18, 2000
              ----------------------------
                    Edwin B. Borden

              /s/   David L. Burner                                    Director                October 18, 2000
              ----------------------------
                    David L. Burner

              /s/   Charles W. Coker                                   Director                October 18, 2000
              ----------------------------
                    Charles W. Coker

              /s/ Richard L. Daugherty                                 Director                October 18, 2000
              ----------------------------
                  Richard L. Daugherty

              /s/    Estell C. Lee
              ----------------------------                             Director                October 18, 2000
                     Estell C. Lee

              /s/   William O. McCoy                                   Director                October 18, 2000
              ----------------------------
                    William O. McCoy

              /s/    E. Marie McKee                                    Director                October 18, 2000
              ----------------------------
                     E. Marie McKee

              /s/ John H. Mullin, III                                  Director                October 18, 2000
              ----------------------------
                  John H. Mullin, III

              /s/   J. Tylee Wilson                                    Director                October 18, 2000
              ----------------------------
                    J. Tylee Wilson

The Plan

         Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 18, 2000.

                          CP&L ENERGY STOCK PURCHASE-SAVINGS PLAN

                          /s/ Robert D. Stock
                          ------------------------------------------------
                          Robert D. Stock, on behalf of the CP&L Energy, Inc. Stock Purchase-Savings Plan Administrative Committee

                                  EXHIBIT INDEX

Exhibit No.                    Description
-----------                    -----------

     4.1 Amended and Restated Articles of Incorporation of the Company, as amended and restated June 15, 2000 (incorporated by reference to Exhibit 3(a)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

     4.2 Bylaws of the Company, as amend and restated June 15, 2000 (incorporated by reference to Exhibit 3(b)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2000).

     5 Opinion of William D. Johnson as to the legality of the securities being registered.

     23.1         Consent of William D. Johnson (included in Exhibit 5).

     23.2         Consent of Deloitte & Touche LLP.

     24           Power of Attorney (included on signature page).